SHIVANI KAK

Investor Relations

212.553.0298

shivani.kak@moodys.com

MICHAEL ADLER

Corporate Communications

212.553.4667

michael.adler@moodys.com

moodys.com

ir.moodys.com

moodys.com/esg

moodys.com/sustainability

Exhibit 99.1

MOODY’S CORPORATION COMMENCES TENDER OFFER FOR ANY AND ALL 2.625% SENIOR NOTES DUE 2023

NEW YORK, NY — August 2, 2022 — Moody’s Corporation (NYSE: MCO) (“Moody’s”) today announced it has commenced an offer to purchase for cash (the “Tender Offer”) any and all of its outstanding 2.625% Senior Notes due 2023 (the “2023 Notes”). The Tender Offer is being made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated as of August 2, 2022 (the “Offer to Purchase”) and the related notice of guaranteed delivery (together with the Offer to Purchase, the “Offer Documents”).

The Tender Offer will expire at 5:00 p.m., New York City time, on August 8, 2022, unless extended or earlier terminated as described in the Offer to Purchase (such time and date, as they may be extended, the “Expiration Time”). Holders of the 2023 Notes (the “Holders”) may withdraw their validly tendered 2023 Notes as described below. Holders are urged to read the Offer Documents carefully before making any decision with respect to the Tender Offer.

Certain information regarding the 2023 Notes and the U.S. Treasury Reference Security, the Bloomberg reference page and the fixed spread is set forth in the table below.

Title of Security	CUSIP number / ISIN	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
2.625% Senior Notes due 2023	615369 AK1 / US615369AK14	$500,000,000	1.500% U.S. Treasury due January 15, 2023	FIT3	+15 bps

The “Tender Offer Consideration” for each $1,000 principal amount of the 2023 Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the 2023 Notes specified above plus the yield based on the bid-side price of the U.S. Treasury Reference Security specified above, as quoted on the Bloomberg Bond Trader FIT3 series of pages, at 2:00 p.m., New York City time, on August 8, 2022, the date on which the Tender Offer is currently scheduled to expire.

In addition to the Tender Offer Consideration, Holders will also receive accrued and unpaid interest on the 2023 Notes validly tendered and accepted for purchase from July 15, 2022, the last interest payment date, up to, but not including, the date on which Moody’s makes payment for such 2023 Notes, which date is currently expected to be August 9, 2022 (such date, as it may be extended, the “Settlement Date”). 2023 Notes validly tendered by notice of guaranteed delivery and accepted for purchase are expected to be purchased on the second business day after the Settlement Date, but payment of accrued interest on such 2023 Notes will only be made to, but not including, the Settlement Date.

Holders must validly tender, and not validly withdrawn, their 2023 Notes at or prior to the Expiration Time, or pursuant to the guaranteed delivery procedures described in the Offer Documents, to be eligible to receive in cash the Tender Offer Consideration and accrued and unpaid interest as described above.

Holders who validly tender their 2023 Notes may validly withdraw their tendered 2023 Notes at any time prior to the earlier of (i) the Expiration Time and (ii) if the Tender Offer is extended, the 10th business day after commencement of the Tender Offer. 2023 Notes may also be validly withdrawn at any time after the 60th business day after commencement of the Tender Offer if for any reason the Tender Offer has not been consummated by that date.

The Tender Offer is subject to the satisfaction or waiver of certain conditions, including the successful completion by Moody’s of an offering (the “Offering”) of new senior notes on terms satisfactory to Moody’s in its sole discretion, generating net proceeds in an amount that is sufficient to effect (i) the repurchase of the 2023 Notes validly tendered, and not validly withdrawn, and accepted for purchase pursuant to the Tender Offer, and (ii) the redemption, in accordance with the terms of the indenture governing the 2023 Notes, of all 2023 Notes remaining outstanding after the Tender Offer, if applicable, including the payment of any premiums, accrued interest and costs and expenses incurred in connection with the foregoing. If any 2023 Notes remain outstanding after the consummation of the Tender Offer, Moody’s expects (but is not obligated) to redeem such 2023 Notes in accordance with the terms and conditions set forth in the related indenture. The Offering is not conditioned on the completion of the Tender Offer.

Moody’s has engaged Citigroup Global Markets Inc. (“Citigroup”) to act as the sole dealer manager (the “Dealer Manager”) in connection with the Tender Offer, and has appointed Global Bondholder Services Corporation (“GBSC”) to serve as the depositary agent and information agent for the Tender Offer. Copies of the Offer Documents are available via the Tender Offer website at https://www.gbsc-usa.com/moodys/ or by contacting GBSC via telephone at +1 (212) 430-3774 (collect) or +1 (855) 654-2014 (toll-free) or via e-mail at contact@gbsc-usa.com. Questions regarding the terms of the Tender Offer should be directed to Citigroup at +1 (212) 723-6106 (collect) or +1 (800) 558-3745 (toll-free).

None of Moody’s, its board of directors, the Dealer Manager, GBSC or the trustee for the 2023 Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any 2023 Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their 2023 Notes and, if so, the principal amount of 2023 Notes to tender.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any of the 2023 Notes, or an offer to sell or a solicitation of an offer to purchase the new notes pursuant to the Offering nor is it a solicitation for acceptance of the Tender Offer, nor shall it constitute a notice of redemption under the indenture governing the 2023 Notes. Moody’s is making the Tender Offer only by, and pursuant to the terms of, the Offer Documents. The Tender Offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

ABOUT MOODY’S CORPORATION

Moody’s (NYSE: MCO) is a global integrated risk assessment firm that empowers organizations to make better decisions. Its data, analytical solutions and insights help decision-makers identify opportunities and manage the risks of doing business with others. We believe that greater transparency, more informed decisions, and fair access to information open the door to shared progress. With over 13,000 employees in more than 40 countries, Moody’s combines international presence with local expertise and over a century of experience in financial markets.

Forward-Looking Statements

Certain statements contained in this release are forward-looking statements, which include statements relating to the Offering and the Tender Offer, and are based on future expectations, plans and prospects for Moody’s business and operations that involve a number of risks and uncertainties. The forward-looking statements in this release are made as of the date hereof, and Moody’s disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. Moody’s is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the risk that the Tender Offer and the Offering may not be completed on the proposed terms, or at all, the global impact of the crisis in Ukraine on volatility in the U.S. and world financial markets, on general economic conditions and gross domestic product in the United States and worldwide, on global relations, and its potential for further worldwide credit market disruptions and economic slowdowns; the impact of the withdrawal of the credit ratings of Moody’s Investors Service, a reportable segment of MCO, on Russian entities and of Moody’s suspension of commercial operations in Russia; the impact of COVID-19 on world financial markets, on general economic conditions and on Moody’s own operations and personnel; future worldwide credit market disruptions or economic slowdowns, which could affect the volume of debt and other securities issued in domestic and/or global capital markets; other matters that could affect the volume of debt and other securities issued in domestic and/or global capital markets, including regulation, credit quality concerns, changes in interest rates, inflation and other volatility in the financial markets and uncertainty as companies transition away from LIBOR; the level of merger and acquisition activity in the United States and abroad; the uncertain effectiveness and possible collateral consequences of U.S. and foreign government actions affecting credit markets, international trade and economic policy, including those related to tariffs, tax agreements and trade barriers; concerns in the marketplace affecting our credibility or otherwise affecting market perceptions of the integrity or utility of independent credit agency ratings; the introduction of competing products or technologies by other companies; pricing pressure from competitors and/or customers; the level of success of new product development and global expansion; the impact of regulation as a nationally recognized statistical rating organization, the potential for new U.S., state and local legislation and regulations; the potential for increased competition and regulation in the European Union (“EU”) and other foreign jurisdictions; exposure to litigation related to our rating opinions, as well as any other litigation, government and regulatory proceedings, investigations and inquiries to which Moody’s may be subject from time to time; provisions in U.S. legislation modifying the pleading standards and EU regulations modifying the liability standards, applicable to credit rating agencies in a manner adverse to credit rating agencies; provisions of EU regulations imposing additional procedural and substantive requirements on the pricing of services and the expansion of supervisory remit to include non-EU ratings used for regulatory purposes; uncertainty regarding the future relationship between the United States and China; the possible loss of key employees; failures or malfunctions of our operations and infrastructure; any vulnerabilities to cyber threats or other cybersecurity concerns; the outcome of any review by controlling tax authorities of Moody’s global tax planning initiatives; exposure to potential criminal sanctions or civil remedies if Moody’s fails to comply with foreign and U.S. laws and regulations that are applicable in the jurisdictions in which Moody’s operates, including data protection and privacy laws, sanctions laws, anti-corruption laws, and local laws prohibiting corrupt payments to government officials; the impact of mergers, acquisitions, such as our acquisition of RMS, or other business combinations and the ability of Moody’s to successfully integrate acquired businesses; currency and foreign exchange volatility; the level of future cash flows; the levels of capital investments; and a decline in the demand for credit risk management tools by financial institutions. These factors, risks and uncertainties as well as other risks and uncertainties that could cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements are described in greater detail under “Risk Factors” in Part I, Item 1A of Moody’s annual report on Form 10-K for the year ended December 31, 2021, and in other filings made by Moody’s from time to time with the U.S. Securities and Exchange Commission or in materials incorporated herein or therein. Stockholders and investors are cautioned that the occurrence of any of these factors, risks and uncertainties may cause Moody’s actual results to differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements, which could have a material and adverse effect on Moody’s business, results of operations and financial condition. New factors may emerge from time to time, and it is not possible for Moody’s to predict new factors, nor can Moody’s assess the potential effect of any new factors on it.